UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

MERRIMACK PHARMACEUTICALS, INC.

(Name of Registrant as Specified in its Charter)

Not applicable.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Online Go to www.envisionreports.com/MACK-SM or scan the QR code – login details are located in the shaded bar below.

Special Meeting of Stockholders Notice

Important Notice Regarding the Availability of Proxy Materials for the

Merrimack Pharmaceuticals, Inc. Special Meeting of Stockholders to be Held on May 10, 2024.

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the Special Meeting of Stockholders are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the Special Meeting of Stockholders are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The 2024 Proxy Statement and the 2023 Special Report on Form 10-K to stockholders are available at:

Easy Online Access – View your proxy materials and vote.
Step 1: Go to www.envisionreports.com/MACK-SM.
Step 2: Click on Cast Your Vote or Request Materials.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selections as instructed on each screen for your delivery preferences.
Step 5: Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before April 30, 2024 to facilitate timely delivery.

03YIBC

Special Meeting of Stockholders Notice

The Special Meeting of Stockholders of Merrimack Pharmaceuticals, Inc. will be held on Friday, May 10, 2024 at 10:00 a.m. Eastern Time, virtually via the internet at meetnow.global/MX9GMCA. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommend a vote FOR Proposals 1 and 2:

1.

To approve the liquidation and dissolution of the Company and the Plan of Liquidation and Dissolution (the “Plan of Dissolution”), which, if approved, will authorize the Company and the Board of Directors to liquidate and dissolve the Company (the “Dissolution”) in accordance with the Plan of Dissolution (the “Dissolution Proposal”); and

2.

To approve one or more adjournments of the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Dissolution Proposal or in the absence of a quorum.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card.

Here’s how to order a copy of the proxy materials and select delivery preferences:
Current and future delivery requests can be submitted using the options below. If you request an email copy, you will receive an email with a link to the current meeting materials.
PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.
_	Internet – Go to www.envisionreports.com/MACK-SM. Click Cast Your Vote or Request Materials.
_	Phone – Call us free of charge at 1-866-641-4276.
_

Email – Send an email to investorvote@computershare.com with “Proxy Materials Merrimack Pharmaceuticals, Inc.” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by April 30, 2024.